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                                                               EXHIBIT 99.(H)(3)

                         SUB-ADMINISTRATION AGREEMENT


    SUB-ADMINISTRATION AGREEMENT, made this ____ day of _____________, 1998 between Pacific Investment Management Company ("PIMCO" or the "Administrator"), a general partnership organized under the laws of California, and PIMCO Advisors L.P. ("PALP" or "Sub-Administration"), a Delaware limited partnership.

    WHEREAS, PIMCO Variable Insurance Trust (the "Trust") is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

    WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

    WHEREAS, the Trust has established multiple series, with respect to which the Trust has retained the Administrator to render administrative services pursuant to an Administration Agreement dated December 31, 1997; and

    WHEREAS, PIMCO wishes to retain PALP to provide administrative and other services to the Trust in the manner and on the terms hereinafter set forth with respect to the series designated as the Equity Income Portfolio, the Small-Cap Value Portfolio, the Capital Appreciation Portfolio, and the Mid-Cap Growth Portfolio; such series, together with any other series subsequently established by the Trust with respect to which PIMCO desires to retain PALP to render administrative services hereunder, and with respect to which PALP is willing to do so, being herein collectively referred to also as the "Portfolios"; and

    WHEREAS, PALP is willing to furnish such services in the manner and on the terms hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1.  Appointment. PIMCO hereby appoints PALP as Sub-Administrator, to
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provide certain administrative and other services with respect to the Portfolios for the period and on the terms set forth in this Agreement. The Sub-Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.

         In the event the Trust establishes and designates additional series with respect to which the Administrator desires to retain the Sub-Administrator to render administrative and other services hereunder, it shall notify the Sub-Administrator in writing. If the Sub-Administrator is willing to render such services it shall notify the Administrator in writing, whereupon such additional series shall become a Portfolio hereunder.

         2. Duties. Subject to the general supervision of the Board of Trustees
            ------
and the Administrator, the Sub-Administrator shall provide, or procure through one or more agents, all administrative and other services reasonably necessary for the operation of the Portfolios other than investment advisory services and services to be provided by the Administrator pursuant to
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the Administration Agreement that have not been delegated to the Sub-
Administrator pursuant to this Agreement.

              (a)  Administrative Services. These services may include the
                   -----------------------
          following: (i) coordinating matters relating to the operation of the Portfolios including any necessary coordination among the adviser or advisers to the Portfolios, the custodian, transfer agent (if any), dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Portfolios), insurance companies, accountants, attorneys, and other parties performing services or operational functions for the Portfolios; (ii) providing the Portfolios, at the Sub-Administrator's expense, with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws and state insurance laws as well as other applicable laws, and to provide effective administration of the Portfolios; (iii) maintaining or supervising the maintenance by third parties of such books and records of the Trust and the Portfolios as may be required by applicable federal or state law other than the records and ledgers maintained under any investment advisory contract; (iv) preparing or supervising the preparation by third parties of all federal, state, and local tax returns and reports of the Portfolios required by applicable law; (v) preparing, filing, and arranging for the distribution of proxy materials and periodic reports to shareholders of the Portfolios or other appropriate parties as required by applicable law; (vi) preparing and arranging for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Trust and qualify the Trust to do business or as otherwise required by applicable law; (vii) taking such other action with respect to the Portfolios, as may be required by applicable law, including without limitation the rules and regulations of the SEC and of state securities and insurance commissions and other regulatory agencies; and (viii) providing the Portfolios, at the Sub-Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the Portfolios' operations as contemplated in this Agreement.

              (b)  Other Services. The Sub-Administrator may also procure on
                   --------------
          behalf of the Trust and the Portfolios, and at the expense of the Sub-Administrator, the following persons to provide services to the Portfolios, to the extent necessary: (i) a custodian or custodians for the Portfolios to provide for the safekeeping of the Portfolios' assets; (ii) a recordkeeping agent to maintain the portfolio accounting records for the Portfolios; (iii) a transfer agent for the Portfolios; and (iv) a dividend disbursing agent for the Portfolios. The Trust may be a party to any agreement with any of the persons referred to in this Section 2(b).

              (c) The Sub-Administrator shall also make its officers and employees available to the Administrator, Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Portfolios and services provided to the Portfolios under this Agreement.

              (d)  In performing these services, the Sub-Administrator:

                   (i) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and


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              regulations, with any appropriate instructions of the
              Administrator, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A, as supplemented or amended from time to time.

                   (ii) Will make available to the Trust, promptly upon request, any of the Portfolios' books and records as are maintained under this Agreement, and, upon request by the Trust, will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Sub-Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

                   (iii) Will regularly report to the Trust's Board of Trustees on the services provided under this Agreement and will furnish the Administrator and the Trust's Board of Trustees with respect to the Portfolios such periodic and special reports as the Trustees may reasonably request.

         3.   Documentation.  The Administrator or the Trust has delivered
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copies of each of the following documents to the Sub-Administrator and will deliver to it all future amendments and supplements thereto, if any:

              (a) the Trust's Registration Statement as filed with the SEC and any amendments thereto; and

              (b) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

         4.   Independent Contractor. The Sub-Administrator shall for all
              ----------------------
purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Administrator or the Board of Trustees of the Trust, as appropriate, from time to time, have no authority to act for or represent the Administrator or the Trust in any way or otherwise be deemed an agent of the Administrator or the Trust.

         5.   Compensation. As compensation for the services rendered under
              ------------
this Agreement, the Administrator shall pay to the Sub-Administrator a monthly fee, calculated as a percentage (on an annual basis) of the average daily value of the net assets of each of the Portfolios during the preceding month, subject to reduction by virtue of any disbursements paid out at the instruction of the Sub-Administrator. The fee rates applicable to each Portfolio shall be set forth in a schedule to this Agreement. The fees payable to the Sub-Administrator for all of the Portfolios shall be computed and accrued daily and paid monthly. If the Sub-Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

         6.   Non-Exclusivity. It is understood that the services of the
              ---------------
Sub-Administrator hereunder are not exclusive, and the Sub-Administrator shall be free to render similar services to other investment companies and other clients.

         7.   Expenses. During the term of this Agreement, the Sub-
              --------
Administrator will pay all expenses incurred by it or on its behalf in connection with its obligations under this

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Agreement, except such expenses as are assumed by the Administrator pursuant to this Agreement or the Administration Agreement, expenses assumed by the Portfolios under the Administration Agreement, and any expenses that are paid under the terms of any investment advisory contract. The Sub-Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense, provide the equipment, office space, office supplies (including stationery), and facilities necessary to perform its obligations under this Agreement. In addition, the Sub-Administrator shall bear the following expenses, as they relate to the Portfolios, under this Agreement:

              (a) Expenses of all audits by the Trust's independent public accountants;

              (b) Expenses of the Trust's transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

              (c) Expenses of the Trust's custodial services including any recordkeeping services provided by the custodian;

              (d) Expenses of obtaining quotations for calculating the value of each Portfolio's net assets;

              (e) Expenses of obtaining Portfolio Activity Reports for each Portfolio;

              (f)  Expenses of maintaining the Trust's tax records;

              (g) Costs and/or fees, including legal fees, incident to meetings of the Trust's shareholders or of any contract owners with contract value allocated to the Trust, the preparation, printing and mailings of prospectuses, notices and proxy statements and reports of the Trust to its shareholders or other appropriate recipients, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the expense of issuing, redeeming, registering and qualifying for sale, shares with federal and state securities and/or insurance authorities;

              (h) The Trust's ordinary legal fees, including the legal fees that arise in the ordinary course of business for a Delaware business trust registered as an open-end management investment company;

              (i) Costs of printing certificates representing shares of the Trust;

              (j)  The Trust's pro rata portion of the fidelity bond required by
         Section 17(g) of the 1940 Act, or other insurance premiums; and

              (k)  Association membership dues.

         8.   Liability.  The Sub-Administrator shall give the Trust the
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benefit of the Sub-Administrator's best efforts in rendering services under this
Agreement. The Sub-Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Sub-Administrator's undertaking to render services under this Agreement, the Administrator agrees that neither the Sub-Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in

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connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Sub-Administrator's duties, or by reason of reckless disregard of the Sub-Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Administrator and the Trust of the Sub-Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Trust, the Administrator or the Sub-Administrator or provide a defense for any other person, including persons that provide services for the Portfolios as described in Section 2(b) of this Agreement.

         9.   Term and Continuation.  This Agreement shall take effect as of the
              ---------------------
date indicated above, and shall remain in effect, unless sooner terminated as provided herein, for two years from such date, and shall continue thereafter on an annual basis with respect to each Portfolio provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by vote of a majority of the outstanding voting shares of the Portfolios, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, PIMCO or PALP, cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated:

              (a) by the Trust at any time with respect to the services provided by the Sub-Administrator, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Portfolio, by vote of a majority of the outstanding voting shares of such Portfolio, on 60 days' written notice to the Sub-Administrator;

              (b) by the Administrator on 60 days' written notice to the Sub-Administrator;

              (c) at or after the expiration of the two-year period commencing the date of its effectiveness, by the Sub-Administrator at any time, without the payment of any penalty, upon 60 days' written notice to the Trust and the Administrator; or

              (d) immediately, without further action, upon the termination of the Administration Agreement.

         10.  Notices.  Notices of any kind to be given to the Administrator by
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the Sub-Administrator shall be in writing and shall be duly given if mailed or delivered to the Administrator at 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Sub-Administrator by the Administrator shall be in writing and shall be duly given if mailed or delivered to 800 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Sub-Administrator. Notices of any kind to be given to the Trust shall be in writing and shall be duly given if mailed or delivered to the Trust at 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Trust.

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         11.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original.

         12.  Miscellaneous. (a) This Agreement shall be governed by the laws of
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         California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

              (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party, hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

              (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

              (d) This Agreement may not be assigned by the Sub-Administrator without the consent of the Administrator and the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.



                                                 PACIFIC INVESTMENT MANAGEMENT
                                                 COMPANY



____________________________                     By: _________________________
Attest                                           Title:
Title:

                                                 PIMCO ADVISORS L.P.



____________________________                     By: _________________________
Attest                                           Title:
Title:

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                                  Schedule to
                         Sub-Administration Agreement



                                    Fee Rate
                                    --------
Equity Income Portfolio             0.20%
Small-Cap Value Portfolio           0.20
Capital Appreciation Portfolio      0.20
Mid-Cap Growth Portfolio            0.20


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